SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  June 29, 2007
                                  -------------
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)


  Pennsylvania                        0-12870                23-2288763
  ------------                        -------                ----------
(State or other jurisdiction         (Commission            (I.R.S. Employer
 of incorporation)                    File Number)           Identification No.)



                9 North High Street, West Chester, Pennsylvania
                -----------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                                 --------------
              (Registrant's telephone number, including area code)



                         ------------------------------
                         (Former name or former address,
                          if changed since last report.)






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Item 8.01.  Other Events.

On June 29, 2007, First National Bank of Chester County (the "Bank") (a wholly-owned subsidiary of First Chester County Corporation (the "Corporation")) sold its interests (the "Sale")in a commercial loan (the "Loan") previously made by the Bank that had been on non-accrual status since November, 2004. The proceeds received by the Bank from the Sale were $6.7 million. Completion of the Sale and receipt of the proceeds will result in the recognition by the Corporation of a $225 thousand gain on sale as well as $282 thousand of interest income during the quarter ended June 30, 2007. The gain on sale is net of $51 thousand that will be reported as a reduction of legal fees incurred by the Corporation during 2007.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 6, 2007                              FIRST CHESTER COUNTY CORPORATION


                                                  By:   /s/  John Balzarini
                                                        ------------------------
                                                  Name:  John Balzarini
                                                  Title: Chief Financial Officer










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